GPOPlus

GPO PLUS, INC. (OTCQB:GPOX)

INVESTOR MEMORANDUM

Prepared: May 2026

This document is not an offer to sell or a solicitation to purchase any security.

IMPORTANT NOTICES.

NOT AN OFFERING DOCUMENT

This Investor Memorandum (the "Memorandum") is being provided for public informational purposes only. This Memorandum is not an offering document and should not be construed in any way as a solicitation to buy or sell securities issued by GPO Plus, Inc. (the "Company"). Any decision regarding the Company's securities should be made only after careful review of the Company's SEC filings available on EDGAR, OTC Markets materials where applicable, and independent due diligence by the reader and the reader's legal, financial, and tax advisors.

FORWARD-LOOKING STATEMENTS

This Memorandum contains forward-looking statements. Forward-looking statements include, without limitation, statements regarding projected revenue, projected revenue per store, projected gross margin, store count targets, the timing of expected milestones, the size, structure, timing, manner, and pricing of any future capital raise, capital deployment plans, expected use of proceeds, any acquisition strategy, the performance and commercialization of PRISM+ and other technology developed by GPOXLabs, the Company's competitive position, and any statement that does not relate solely to historical or current fact. Words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "targets," "potential," "path to," "run rate," and similar expressions are intended to identify forward-looking statements, but their absence does not mean a statement is not forward-looking.

The safe harbor provisions for forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are not available to the Company because the Company is an issuer of penny stock as that term is defined in Rule 3a51-1 under the Exchange Act. Investors should not place undue reliance on any forward-looking statement in this Memorandum and should evaluate any forward-looking statement only in the context of the cautionary factors described below and the Company's risk-related disclosures, cautionary statements, MD&A, financial statements, notes to financial statements, liquidity disclosures, and other filings with the Securities and Exchange Commission.

Specific factors that could cause actual results to differ materially from any forward-looking statement include, without limitation: (i) the going concern qualification in the Company's most recent audited financial statements and the substantial doubt about the Company's ability to continue as a going concern; (ii) the Company's recurring net losses, working capital deficit, and cumulative deficit of approximately $45.8 million as of January 31, 2026, and cash on hand of approximately $17,897 as of that date; (iii) the Company's significant customer concentration, including reliance on one customer for approximately 92% of total revenue for the nine months ended January 31, 2026, and approximately 72% of accounts receivable as of that date; (iv) the Company's need for substantial additional capital to execute its operating plan, the absence of any committed source of such capital, and the likelihood that any future capital raise will be dilutive to existing shareholders; (v) execution risk in scaling store count, per-store revenue, and operating leverage; (vi) competitive dynamics in the direct store delivery and convenience distribution industry, including from larger and better-capitalized competitors; (vii) regulatory changes affecting specialty product categories, including Other Tobacco Products, nicotine accessories, hemp/CBD products, and emerging wellness categories; (viii) the availability of qualified drivers, warehouse personnel, and key personnel, and the concentration of operational knowledge in a small number of individuals; (ix) the development, deployment, and commercialization of PRISM+ and other technology, including risks that platforms in internal alpha or beta deployment do not perform as expected when scaled; (x) the concentration of voting control in the holder of the Company's Series A Preferred Stock; (xi) integration risks associated with any acquisition the Company may pursue; (xii) the Company's status as a penny stock issuer and OTCQB-listed company, including limited liquidity, limited analyst coverage, and price volatility; (xiii) general economic, financial market, and geopolitical conditions; and (xiv) the additional risk factors disclosed in the Company's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this Memorandum. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

IMPORTANT NOTICES.

FILING STATUS; NO INCORPORATION BY REFERENCE

This Memorandum is being furnished, not filed, as an exhibit to the Company's Current Report on Form 8-K under Item 7.01 (Regulation FD Disclosure). The information in this Memorandum shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

DATA SOURCES

Financial data referenced herein is derived from the Company's SEC filings available on EDGAR, OTC Markets materials where applicable, internal management records, and publicly available industry data from various sources, including NACS, Circana, and other industry bodies. Management estimates, run-rate figures, and projections are identified as such throughout this document and should be distinguished from audited historical results. The fiscal year ended April 30, 2025, audited revenue figure of approximately $4.744 million and audited gross margin of approximately 23.85% are reported results. The $6.4 million annualized run rate estimated as of April 2026.

GOING CONCERN

The Company's independent registered public accounting firm has issued a going concern qualification in connection with the Company's most recent audited financial statements for the fiscal year ended April 30, 2025, as filed in the Company's Annual Report on Form 10-K. The Company has incurred recurring operating losses since inception, has a working capital deficit, and has not yet established an ongoing source of revenue sufficient to cover its operating costs. As of January 31, 2026, the Company had a cumulative deficit of approximately $45.8 million and cash on hand of approximately $17,897. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. Investors should read this Memorandum in light of the going concern qualification and the Company's most recent Form 10-K and Form 10-Q in their entirety. Statements in this Memorandum regarding the Company's operating model, growth strategy, and capital plan should not be read to qualify, modify, or supersede the going concern disclosure in the Company's public filings.

CUSTOMER CONCENTRATION

The Company has significant customer concentration. As reported in the Company's most recent Quarterly Report on Form 10-Q for the quarter ended January 31, 2026, one customer accounted for approximately 92% of the Company's total revenue for the nine months ended January 31, 2026, and approximately 72% of the Company's accounts receivable as of that date. References in this Memorandum to active stores, store count, or revenue per store should be read in the context of this concentration. The loss of, or any material reduction in revenue from, this customer would have a material adverse effect on the Company's revenue, operating results, and ability to execute its capital plan.

OPERATING LOSSES AND ACCUMULATED DEFICIT

The Company has reported recurring net losses. Net loss for the fiscal year ended April 30, 2025 was approximately $4.34 million, compared to a net loss of approximately $4.94 million for the fiscal year ended April 30, 2024. Net loss for the nine months ended January 31, 2026 was approximately $2.02 million, compared to approximately $1.58 million for the nine months ended January 31, 2025. The Company's ability to achieve and sustain profitability is dependent on its ability to scale revenue, manage operating costs, and secure sufficient capital. There is no assurance that the Company will achieve profitability.

IMPORTANT NOTICES.

CAPITAL STRATEGY DISCLAIMER

References in this Memorandum to a capital plan, capital strategy, capitalization plan, total capital need, tranches, or any specific dollar amount of capital are forward-looking and reflect management's current view of the capital required to execute the Company's operating plan. The Company has not determined the structure, timing, manner, pricing, or terms of any future offering of securities. No offering of securities is being conducted in connection with this Memorandum. This Memorandum is not, and should not be construed as, an offer to sell or a solicitation of an offer to buy any security issued by the Company. Any future offering of securities by the Company, if pursued, will be conducted only through documents specific to that offering and only after registration under the Securities Act of 1933, as amended, or pursuant to an applicable exemption from registration. The Company will require additional capital to execute its operating plan; there is no assurance that such capital will be available on acceptable terms, or at all, and any future capital raise is likely to result in dilution to existing shareholders.

DATA ROOM

The Company's audited financial statements, risk-related disclosures, cautionary statements, MD&A, financial statements, notes, and other public disclosures are available in the Company's SEC filings at www.sec.gov and through the Company's investor relations page at www.GPOPlus.com.

LETTER FROM THE CEO

THE MODEL WORKS. THE INFRASTRUCTURE IS BUILT.

OTCQB:GPOX
MAY 2026

To Our Shareholders and Any Interested Parties:

Thank you for taking the time to read this Memorandum. I want to begin plainly. GPO Plus was not built from a position of abundance. It was built under pressure, through constant adaptation, and by learning this business in the field, service appointment by service appointment, store by store, route by route, and decision by decision.

When we went public on May 5, 2020, we were a Group Purchasing Organization ("GPO") as the world was entering COVID. We did what we had to do to survive, including operating in categories that were relevant to that moment. When the easier path would have been to stay in those categories, I made the decision to return to what I believed the company could become over the long term: a real distribution platform serving a fragmented part of the convenience channel that larger incumbents do not serve well.

Direct Store Delivery has not meaningfully evolved in over 100 years; we saw a generational opportunity to build something significant.

In December 2022, we acquired Betterment Retail Solutions, a Direct Store Delivery company. What we bought was not a finished company. We bought shelf access, route relationships, and roughly 500 stores that needed to be rebuilt from the inside. Over the next three years, we renegotiated vendors, rebuilt pricing, improved merchandising, strengthened compliance, tightened hiring, developed technology, refined warehouse flow, and turned that footprint into a model we believe is now proven. Revenue per store moved from roughly $180 per month to approximately $1,000 per month. Gross margins moved from roughly 15% to approximately 28%. Management believes the model has been operationally validated by three years of operating data.

I have personally supported this business through working capital constraints and continue to do so because I believe deeply in what has been built. This is not a story about a concept that still needs to be discovered. It is a story about a business that now needs capital to utilize the infrastructure, relationships, operating knowledge, and technology already in place.

The near-term objective is clear: move from approximately 500 stores to 1,000 active stores generating roughly $1,000 per store per month, which management believes is the threshold for cash flow positive operations. Beyond that, the opportunity is to scale toward 5,000 stores at approximately $2,000 per store per month by expanding categories, deepening retailer relationships, and pursuing disciplined acquisitions in a fragmented market.

This Memorandum is designed to show you what we have built, what we have learned, and where the risks remain. I appreciate your time, your candor, and your diligence.



Sincerely,
Brett H. Pojunis
CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE
GPO PLUS, INC.
(OTCQB:GPOX)

CONTENTS

INSIDE THIS MEMORANDUM.

OTCQB:GPOX
MAY 2026

↑ CLICK ANY SECTION NAME OR PAGE NUMBER TO JUMP DIRECTLY TO THAT SECTION

THE MODEL IS PROVEN. THE CAPITAL IS THE ONLY CONSTRAINT.

> *Management believes the model has been operationally validated by three years of operating data. The infrastructure is built. The team has been forged through real adversity, not conference rooms. What we need now is the capital to deploy what we have already built at the scale it deserves.*
>
> — BRETT H. POJUNIS, CEO

The Three-Pillar Thesis

GPO Plus, Inc. (OTCQB:GPOX) is a publicly traded, technology-driven Direct Store Delivery (DSD) distribution company serving gas stations, convenience stores, and specialty retailers across the Southwest and Midwest United States. The Company operates a vertically integrated distribution platform that combines physical infrastructure (Regional Hubs, Mini Hubs, dedicated delivery fleet), proprietary technology (the ***PRISM+*** *platform), and an in-house innovation division (**GPOXLabs**) to serve a segment of the convenience retail channel that legacy distributors have structurally underserved. The Company has spent three years building, testing, and de-risking a scalable distribution model. That work is done. What the Company requires now is capital to deploy what has already been built.*

— PILLAR ONE

THE MODEL IS PROVEN

GPOX has already demonstrated what investors most need to see in a distribution business: that revenue per store can increase, that margins can expand, that routes can be operated efficiently, and that weekly service can be sustained across a broad geographic footprint. These are not projections. They are reported operational results. Average monthly revenue per store grew from approximately $180 to approximately $1,000 since the December 2022 Betterment acquisition. Gross margins expanded from approximately 15% to approximately 28%. Annualized revenue grew from approximately $1 million to approximately $6.4 million (annualized). Our highest performing stores routinely generate more than $5,000 per month, providing direct evidence of what the median store can become with category depth and time on route.

DE-RISKED ACROSS **500+ STORES**

— PILLAR TWO

INFRASTRUCTURE AHEAD OF DEMAND

Approximately $5 million has been invested in a distribution network designed to support a business forty times the Company's current scale. Regional Hubs, Mini Hubs, a dedicated delivery fleet, proprietary technology in PRISM+, standard operating procedures (SOPs), and driver accountability systems are in place today. Every new store added to the network is being served by infrastructure that is already paid for, already staffed at the hub level, and already optimized by ***PRISM+***. The incremental cost to add a store primarily consists of inventory and a driver stop. The fixed cost has already been absorbed. This is the defining Unit Economic feature of the GPOX model: scale reduces per-store cost while revenue per stop is variable and grows with category expansion.

CAPACITY FOR **20,000 STORES**

— PILLAR THREE

CAPITAL IS THE ONLY CONSTRAINT

Management has been explicit throughout three years of public reporting and communication: Management believes capital availability is the primary constraint, not a model problem, not a market problem, and not a team problem.. The stores are available. The retailer relationships exist or can be established. The technology is in place. The products are curated. The routes are designed. What closes the gap between current performance and the cash flow positive milestone at 1,000 stores is working capital, sales team capacity, and inventory funding. Investors in this round are not financing a hypothesis. They are financing the scale-up of a demonstrated and operationally validated operating model.

INITIAL TRANCHE **$7M**

§ 1.2 · CENTRAL QUESTION

THE CENTRAL QUESTION FOR INVESTORS AND KEY METRICS SNAPSHOT

The central question is not whether the model works. Three years of operating data across hundreds of store locations, multiple geographies, and evolving product categories have answered that question. The central question is how much value can be created when a now-proven operating system is capitalized and scaled at the right pace. The judgment before prospective investors is whether GPOX can capitalize and scale this model faster than competitors can replicate it. Management believes the infrastructure, technology, operating data, and team are now in place to do exactly that.

§ 1.3 · KEY METRICS

METRIC	DETAIL
OTCQB Ticker	**GPOX**
Annualized Revenue Run Rate	**~$6.4 million (management estimate, April 2026; not audited)**
Audited FY2025 Revenue (year ended April 30, 2025)	**~$4.744 million**
Three-Year Revenue Growth	**~6x, from ~$1M to ~$6.4M+ annualized**
Gross Margin (Demonstrated)	**~28% (blended performance)**
Gross Margin (Audited FY2025)	**~23.85%**
Gross Margin (Conservative Planning)	**20%**
Avg. Revenue per Store per Month	**~$1,000 (range: $650 to $1,400)**
Top-Performing Stores	**>$5,000 per month (less than 2% each month)**
Active Stores (Current)	**~500**
Betterment Acquisition Baseline (Dec 2022)	**~$180/store/month, 15% gross margin**
Infrastructure Investment to Date	**~$5 million**
Infrastructure Design Capacity	**Up to 20,000 store locations**
Near-Term Target	**1,000 stores at ~$1,000/month = ~$12M annualized**
Scale Target	**5,000 stores at ~$2,000/month = ~$120M annualized**
Cash Flow Positive Threshold	**~1,000 stores at ~$1,000/month (~$12M annualized)**
Total Capitalization Plan	**$45,000,000 over approximately three years, (uncommitted management estimate of capital needs)**
Target Addressable Market	**15-20% of $341.2B in-store convenience store sales (~$50B+)**
Technology Platform	***PRISM+* (proprietary, AI-powered, developed by GPOXLabs)**
Weekly Service Cost Per Store	**$35 to $45 (management estimate based on driver labor, fuel, vehicle allocation)**
Average SKUs per Store per Week	**~14 SKUs**
Average Revenue per SKU	**~$21.55**

§ 1.4 · WHY NOW

THE TIMING IS SPECIFIC.

The timing of this public update reflects management's view that the Company has accumulated additional operating experience. Management made a deliberate decision to begin communicating to the investment community after the model was proven rather than before. The timing of this update follows three years of operational evidence, audited financial performance, and the demonstrated ability to improve margin, increase revenue per store, and expand the distribution network under capital constraints.

Management believes the Company has moved beyond the concept stage. The Company launched its first national digital advertising campaign in April 2026, targeting category managers, merchandisers, and executives at regional and national convenience store chains. Company leadership attended the NACS State of the Industry Summit, gathering actionable intelligence on emerging product categories and refining its merchandising strategy against industry benchmarks. These are not plans on paper. They are currently being executed.

§ 1.5 · WHAT HAS BEEN OPERATIONALLY VALIDATED VS. WHAT REMAINS

Three years of operational adversity, vendor setbacks, regulatory shocks, hiring mistakes, and capital constraints have produced something that is genuinely difficult to replicate: a distribution network with real stores, real product flow, real data, and real operating margins that have improved continuously throughout that period.

CATEGORY	STATUS
De-Risked	
Unit economics (revenue per store, margin per route)	De-risked. Documented across hundreds of operating stores.
Hub-and-spoke operating model	De-risked. Multi-hub network operational and proven.
Technology platform (***PRISM+***)	De-risked. Internal alpha deployment actively improving operations.
Vendor and supplier partnerships	De-risked. Vendor-specific negotiations ongoing in place.
Regulatory and compliance framework	De-risked. Over-compliance posture post-2023 regulatory events.
Merchandising and planogram discipline	De-risked. Driver accountability via photo documentation.
Functional leadership structure	De-risked. Team expanded beyond founder-dependency.
Remains to be Proven	
Sustained route density at larger scale	Remains to be proven. Execution task – not discovery task.
Larger working-capital discipline at 1,000+ stores	Remains to be proven. Addressed in capital deployment plan.
Broader category monetization (***PRISM+*** commercialization)	Optional update. Not required for base investment thesis.

THREE YEARS OF DELIBERATE OPERATIONAL RECONSTRUCTION.

From April 2023 through April 2026, GPOX renegotiated vendors, rebuilt product mix, deployed ***PRISM+****, expanded to a multi-hub network, and instituted SOPs capable of supporting a business 40× its current size. The mechanical outputs: revenue per store grew from ~$180 to ~$1,000/month, margins from ~15% to ~28%, annualized revenue ~6x, from ~$1M to ~$6.4M.*

§ 2.1 · CORPORATE IDENTITY + PUBLIC MARKET STATUS

FOUNDED IN NEVADA. PUBLIC SINCE MAY 2020.

GPO Plus, Inc. was formed in Nevada and began trading publicly on the OTC Markets on May 5, 2020, under difficult circumstances. The Company launched during the initial wave of the COVID-19 pandemic, and its early operations reflected that reality. The founding team pivoted to distributing COVID test kits and personal protective equipment, generating early revenue but operating in a category with no long-term future.

When the immediate crisis abated, management made the deliberate decision to exit those product lines, despite their continued revenue contribution, and return to the Company's core strategic direction in distribution. That decision reflected an operating principle that has since defined the Company's culture: prioritize long-term position over short-term convenience.

§ 2.2 · THE BETTERMENT ACQUISITION AND THE INHERITED BASELINE

In December 2022, GPOX acquired Betterment Retail Solutions, a Lubbock, Texas-based Direct Store Delivery distributor. The acquisition provided premium shelf space positioned next to the cash register in approximately 500 retail locations across nine states in the Southwest and Midwest of the United States, along with established retailer relationships that formed the Company's initial go-to-market foundation. What it lacked was capital, technology, leadership depth, and a scalable operating system.

The acquisition baseline tells the story of how far the Company has come. At the time of the transaction, the operation generated approximately $89,000 in monthly revenue across the entire 500 store (approximately) network, averaging roughly $180 per store per month. Gross margins were approximately 15%. The business was functional but subscale: minimal technology, limited product selection, no systematic approach to route optimization or inventory management, and vendor terms that had never been professionally negotiated. The prior owners had secured the territory. GPOX set about transforming it into a real business.

> *"What GPOX acquired through Betterment was not a finished company. It was shelf access and route relationships in a fragmented market that needed a professional operator."*

FOUR SHOCKS. FOUR SYSTEMS THAT DID NOT EXIST BEFORE.

What followed was store-by-store transformation of the business. Management did not attempt to scale the Betterment model as acquired. Instead, it was three years of deliberate operational reconstruction, testing assumptions, absorbing failures, and emerging with a model that works. This period was not without setbacks. Management is transparent about the specific lessons learned, because the failures are as important to understanding GPOX as the results.

01 · VENDOR MISREPRESENTATION

A RENEGED SBT AGREEMENT

A disposable nicotine vape vendor agreed to Scan-Based Trading (SBT) terms during the onboarding process, then reneged after GPOX had committed resources and shelf space. This produced the rigorous vendor onboarding protocols now standard across all product categories, including vendor qualification criteria, financial due diligence, supplier redundancy planning, and SBT term verification before category commitment.

02 · REGULATORY SHOCK

NOVEMBER 2023 TEXAS PACKAGING LAW

In November 2023, Texas altered packaging laws for disposable nicotine vapes, rendering a fully deployed product category non-compliant almost overnight (effective January 2024). The Company undertook a 12 week remediation process that ultimately produced the Company's current over-compliance posture and supplier redundancy framework. Pre-entry regulatory diligence is now standard for every new market entry and every new category addition.

03 · RETAIL PARTNER ATTRITION

ENDING DYSFUNCTIONAL PARTNERSHIPS

GPOX invested approximately 18 months of operational and relationship resources in a retail partner who repeatedly promised category expansions that never materialized. Terminating that relationship freed resources and sharpened the Company's partner qualification discipline. The Company now evaluates retail partners against a specific framework of demonstrated commitment, operating capability, and cultural alignment before investing significant onboarding resources.

04 · HIRING REFINEMENTS

TURNOVER THAT DISRUPTED ROUTES

Early staffing decisions produced turnover that disrupted route continuity and increased training costs. The Company responded with a fully redesigned screening and onboarding process governing all new hires, with emphasis on selecting operators uniquely suited to the demanding operational realities of DSD distribution work. GPOX has also introduced equity participation for all employees, a structural decision designed to lower turnover and align execution with ownership at every level.

§ 2.4 · THREE YEARS OF OPERATIONAL VALIDATION

FROM $180 TO $1,000 PER STORE PER MONTH.

The period from December 2022 through April 2026 represents the most important chapter in the GPOX story. The Company renegotiated vendor terms, rebuilt the product mix, implemented route optimization through ***PRISM+***, expanded from a single distribution center to a hub-and-spoke network of Regional Hubs and Mini Hubs, and instituted standard operating procedures capable of supporting a business forty times its current size.

§ 2.5 · WHERE THE COMPANY STANDS TODAY

GPOX operates as a full-service Direct Store Delivery distributor. Drivers visit retail locations on a recurring weekly schedule, replenish sold products, maintain planogram integrity, and capture transaction level data at the store level. GPOX sources products from manufacturers and suppliers, warehouses them across its hub network, and delivers them in store-specific quantities based on actual sales velocity.

Drivers photograph the planogram before and after each delivery, generate purchase orders in real time, and obtain digital sign-off from store managers at every visit. Route level operations are no longer managed day to day by the CEO. The business runs on systems, processes, and a growing leadership team that did not exist at the time of the Betterment acquisition. That operational independence is a structural milestone. It means the Company can scale without a proportional increase in management burden at the executive level.

$341.2B IN-STORE SALES MARKET.

151,975 U.S. convenience stores. ~63% single-store or small operators. Legacy national distributors dominate 80-85% of in-store sourcing the commodity categories. The remaining 15-20% is specialty, compliance-sensitive, and structurally unserved. At management's conservative estimate, that is more than $50 billion in addressable annual spend.

§ 3.1 · INDUSTRY SCALE

151,975 CONVENIENCE STORES. TENS OF MILLIONS OF DAILY CUSTOMERS.

OTCQB:GPOX
MAY 2026

The gas station and convenience store channel in the United States is one of the most durable and traffic-dense retail formats in existence. These stores serve tens of millions of customers daily, operate on tight restocking cycles, and are structurally dependent on reliable supply chains to maintain in stock positions at the point of sale. The channel is massive, non-discretionary, and recession-resistant. There are 151,975 gas station and convenience store retailers in the U.S., anchoring recurring customer visits tied to everyday purchasing behavior rather than discretionary demand. Average monthly transaction volume per store exceeds 45,000. Consumer traffic is consistent, recurring, and largely insensitive to economic cycles. That traffic stability supports replenishment categories that require dependable weekly service, creating an attractive operating environment for a DSD distributor whose economics improve with recurring store visits and consistent reorder behavior.


MOM + POP

151,975	95,672	16,504	$817.5 Billion	$341.2 Billion	15% – 20%
Gas Stations + Convenience Stores	63% are Single Store Operators	Number of Stores in Texas	Total Sales From Fuel + In-Store Sales	Total In-Store Sales Only	Our Target Market for In-Store Sales

* Source: https://www.convenience.org/Research/Convenience-Store-Fast-Facts-and-Stats/FactSheets/IndustryStoreCount

§ 3.2 · STRUCTURAL FRAGMENTATION: THE INDEPENDENT OPERATOR

Despite staggering aggregate scale, the operational landscape of the convenience store industry is profoundly fragmented. Approximately 63% of the U.S. convenience store footprint is controlled by small, independent operators. Large enterprise chains operating 500 or more stores control only approximately 22% of the market. This fragmentation creates a severe structural disconnect in the supply chain. Independent operators and small regional chains lack the purchasing power, localized warehousing, and advanced category management expertise of their corporate counterparts. They serve hyperlocal markets, operate under different economic constraints than national chains, and require a fundamentally different distribution model than what legacy operators provide. They are the backbone of the channel, yet they are consistently underserved by the distribution infrastructure designed for larger enterprise accounts. GPOX was built specifically to fill that role, empowering independent retailers with a similar level of service and pricing access historically reserved for large chains.

THE $50+ BILLION ADDRESSABLE MARKET, FRAGMENTED SEGMENT

Major national distributors, including McLane Company (wholly owned subsidiary of Berkshire Hathaway, Inc., NYSE: BRK.A), National Convenience Distributors, US Foods Holding Corp (NYSE: USFD), Sysco Corporation, (NYSE: SYY), Performance Food Group (NYSE: PFGC), and a handful of others, dominate approximately 80% to 85% of convenience store in-store product sourcing. Their model is optimized for high volume, low touch categories: tobacco cartons, carbonated beverages, mainstream snacks, and fuel adjacent consumables. These categories move in volume, and the legacy distributors are structured to handle them efficiently.

The remaining 15% to 20% of in-store product sourcing includes alternative consumables, health and wellness products, Other Tobacco Products "OTP" (vapes, mints, and pouches), nicotine accessories, specialty packaged goods, private label products, and compliance-sensitive emerging categories that require vendor flexibility, nimble curation, and store-level relationships that large national distributors are structurally unable to provide. At 20% of $341.2 billion in annual in store sales, this represents a total addressable market exceeding $67 billion. Management's working figure of $50 billion reflects a conservative portion targeted by GPOX's current operational profile.


TOTAL IN-STORE
$341.2B
addressable · 2024

GPOX TARGET SEGMENT · 15-20%

> $50B 'OTP' addressable market target

Alternative consumables, health & wellness, nicotine accessories, specialty packaged goods, private label, compliance-sensitive emerging categories.

LEGACY NATIONAL DISTRIBUTORS · 80-85%

~$285B market

McLane, Core-Mark, NCD and others. Optimized for high-volume, low-touch categories; tobacco cartons, carbonated beverages, mainstream snacks, fuel-adjacent consumables.

BUILT FOR THE 80%. STRUCTURALLY BLIND TO THE 20%.

Large established companies in distribution fear change. This is why the distribution industry has been antiquated and stagnant for decades, with only incremental technology advancements. Their middle management layers, legacy technology platforms, and risk aversion create structural lag. Several major distributors have, over the past three decades, responded to competitive threats not by innovating but by acquiring potential disruptors and effectively shelving the innovation to preserve the status quo.

When large distributors have attempted to serve smaller accounts, they have consistently retreated to their core enterprise customer base because the economics do not work under their cost structures. Their minimum order requirements (MOQs), delivery frequencies, and technology platforms are designed for large volume, high velocity distribution. The market segment GPOX serves exists precisely because legacy operators cannot profitably address it. Their cost structure and organizational design are built for the 80%, not the 20%.

> *GPOX is not trying to replace McLane, Core-Mark, Coca-Cola, or Frito-Lay in the categories they already dominate. It is focused on the categories that large distributors are not built to handle well.*

THREE STRUCTURAL FORCES WORKING IN GPOX'S FAVOR.

PRIVATE LABEL GROWTH

Private label products in the United States now represent approximately $330 billion in annual sales and 24% of unit share, with Gen Z consumers driving continued momentum. Industry data from Circana indicates that private label dollar sales in the U.S. have reached record levels, with consumers actively trading into store brand alternatives as quality perception has improved. Convenience stores have historically lagged in private label adoption due to the operational complexity of managing store brand SKUs without a dedicated distribution infrastructure. GPOX's end-to-end private label capability positions the Company directly at the intersection of this trend. Private label is one of GPOX's highest margin product categories. We participate in distribution, warehousing, and in some cases, manufacturing.

SCAN-BASED TRADING ADOPTION

Scan-Based Trading (SBT), a model in which vendors retain ownership of inventory until it is scanned at the point of sale, is expanding across the convenience channel. SBT reduces retailer inventory risk, improves category management data quality, and aligns distributor and retailer incentives around sell-through performance. GPOX has been an early mover in SBT capability and has built PRISM+ to natively support SBT workflows, including the real-time data flows, reporting, and reconciliation that SBT requires. This structural alignment with the industry's direction creates a durable advantage.

LABOR SHORTAGES IN LOGISTICS

The global truck driver shortage is projected to exceed 2.4 million by the end of 2026. Warehouse labor scarcity is ranked as the top operational risk by 40% of warehouse operators. U.S. wholesale trade employment has remained essentially flat at roughly 6.05 million, even as demand for last-mile delivery continues to grow. These constraints disproportionately affect smaller, undercapitalized distributors. GPOX's investment in route optimization technology, driver accountability systems, and systematized warehouse processes is designed specifically to operate efficiently within these labor constraints, providing a structural advantage over less organized regional competitors.

WEEKLY VISITS. REAL RELATIONSHIPS. LAYERED REVENUE.

> *GPOX functions as the retailer's outsourced warehouse, merchandising partner, and data provider. Drivers visit on a recurring weekly schedule, replenish in store-specific quantities, maintain planograms via before-and-after photography, generate purchase orders in real time, and obtain digital manager sign-off at every visit. Ten structural problems. One integrated solution.*
>
> — THE DSD OPERATING CYCLE, EXPLAINED

WEEKLY VISITS. REAL RELATIONSHIPS. OUTSOURCED WAREHOUSING.

GPOX operates a full-service Direct Store Delivery (DSD) model. The operating cycle is straightforward and repeatable. Company drivers visit retail locations on a recurring weekly schedule, replenishing sold products in-store specific quantities calibrated to actual velocity rather than blunt MOQs - minimum order quantities. Drivers maintain planogram integrity by photographing the shelf before and after each service visit. They generate purchase orders in real time on their mobile devices and obtain a digital signature from the store manager at the conclusion of every visit.

This "white glove" service model does more than move product. GPOX functions as the retailer's outsourced warehouse, merchandising partner, and data provider. The store manager does not need to break down pallets, restock shelves, maintain planograms, or coordinate multiple smaller vendors across a fragmented category set. GPOX does that work through its weekly service presence. This creates a level of operational dependency and loyalty that remote or infrequent competitors cannot replicate.

Inventory is sourced from manufacturers and suppliers, staged through Regional Hubs and Mini Hubs across the Company's network, and delivered ready to shelf in-store specific quantities. The hub network enables efficient route construction, minimizes windshield time between stops, and supports a driver service cost of approximately $35 to $45 per store per week across most active routes.

NOT IDENTIFIED IN MARKET RESEARCH. IDENTIFIED IN THREE YEARS OF WEEKLY VISITS.

The following problems were not identified through market research. They were identified through three years of weekly execution inside gas stations and convenience stores across the Southwest and Midwest. Each problem is encountered on a recurring basis by operators of all sizes. They are structural inefficiencies, not cyclical ones.

PROBLEM	GPOX SOLUTION
Broken Private label execution. MOQs are applied uniformly, producing stockouts at high-velocity locations and excess at low-velocity ones.	GPOX manages end-to-end private label: manufacturing coordination, inventory allocation, and weekly DSD delivery in store-specific quantities.
Inefficient Inventory Management. Operators forecast and order with limited data, producing chronic over-ordering, stockouts, and wasted labor.	GPOX assumes replenishment responsibility. Stores are restocked based on actual sales performance data captured weekly via ***PRISM+***.
Planogram degradation. Products shift, facings are lost, and category performance suffers in high-traffic retail environments.	***PRISM+***-enabled before-and-after photography enforces strict planogram compliance at every weekly visit, with visual documentation retained.
Data invisibility. Operators lack SKU-level visibility into what is selling, when it is selling, and how their assortment compares to similar stores.	GPOX provides store-level analytics generated from weekly visit data, including sales velocity, planogram compliance, and category performance.
Back-room constraint. High MOQs produce clutter or stockout risk. Labor costs burden managers with receiving, stocking, and planogram maintenance.	GPOX delivers flexible, store-specific quantities and manages full shelf replenishment through weekly driver service.
Vendor fragmentation. Operators coordinate with multiple small vendors for specialty categories, producing inconsistent service and ordering complexity.	GPOX serves as a single point of contact for all DSD categories, consolidating specialty product delivery into one weekly service call.
Compliance complexity. Specialty categories require regulatory expertise that most operators lack, creating legal and compliance risk.	GPOX maintains regulatory expertise for all categories and applies pre-entry diligence to every new product category and market.
Inconsistent service. Many regional vendors fail to maintain service consistency, damaging retailer trust and category performance.	GPOX's weekly service model, driver accountability technology, and route structure produce consistent service that retailers can depend on.
Category stagnation. Operators lack access to emerging, high-margin specialty categories that would differentiate their assortment.	GPOX's product curation capability and vendor network provide access to curated emerging categories not available through legacy distributors.
Pricing inequality. Independent operators pay higher prices than chain accounts for equivalent products due to lack of purchasing leverage.	GPOX aggregates purchasing across its store network, providing independent operators access to pricing historically reserved for larger accounts.

One example illustrates the speed advantage. In the summer of 2024, GPOX identified freeze-dried candy as a trending category. Within weeks, the Company had sourced product, negotiated terms, and deployed it across its retail network. Legacy distributors, constrained by approval committees, minimum order requirements, and quarterly planning cycles, took nearly a year to respond to the same trend. By the time they arrived, the trend was already dead.

The convenience store channel faces employee turnover rates of 120% to 150%, with each separation costing $4,000 to $6,000 in replacement and training expenses. This turnover compounds the merchandising and inventory management problems described above. GPOX's model addresses this directly because the Company's drivers, not the retailer's employees, are responsible for product placement, shelf and planogram management, and order generation.

MULTIPLE REVENUE STREAMS, LAYERED ONTO A SINGLE WEEKLY VISIT.

The Company's revenue model is designed to be simple, scalable, and margin expanding over time. GPOX generates revenue through multiple streams that are layered onto a single weekly store visit, creating operating leverage as per-store revenue grows. Revenue grows through two simultaneous vectors: adding new store locations to the network, and increasing the revenue generated per store visit through category expansion and product mix optimization.

CURRENT REVENUE STREAMS — PROVEN + OPERATING

CORE REVENUE

WHOLESALE DISTRIBUTION MARKUP

The primary revenue source is the markup earned on products purchased from manufacturers and suppliers and delivered to retail stores. The Company sources products at wholesale or negotiated vendor pricing and sells them into the channel at a margin. This is the foundational economics of the DSD model: buy at scale, deliver efficiently, capture the spread.

CORE REVENUE

OWNED & MANUFACTURED PRODUCTS

GPOX develops and markets products under its own brand in select categories, capturing higher margins than standard wholesale distribution. Private label products are a priority within this segment due to the structural margin advantage and the Company's ability to manage the full supply chain from manufacturing coordination through weekly delivery.

CORE REVENUE

DELIVERY & SERVICE FEES

In certain retailer relationships, GPOX charges a delivery or service fee for its white-glove weekly DSD service, independent of the product margin. The Company may also warehouse products on behalf of retailers within its hub network and earn a fee for that warehousing function.

Management views the following revenue layers as strategic options that the distribution network enables but that are not central to current financial planning:

NEAR-TERM EXPANSION REVENUE

NEAR-TERM · EXPANSION

DISTRO+ CASH & CARRY

A program enabling retail partners and walk-in buyers to purchase directly from GPOX warehouse locations at wholesale pricing, generating additional margin on inventory already in stock.

NEAR-TERM · EXPANSION

DISTRO+ WHOLESALE PORTAL

A B2B e-commerce platform allowing retail partners to browse product catalogs, place orders, and manage their accounts digitally. This channel extends the Company's reach beyond what route-based delivery alone can cover.

VENDOR-FUNDED INVENTORY. RETAILER RISK ELIMINATED.

LONGER-TERM HIGHER-MARGIN OPPORTUNITIES

UPSIDE · LONGER-TERM

DATA + ANALYTICS MONETIZATION

As route density increases and ***PRISM+*** accumulates more store-level data, the Company has the ability to monetize that data through vendor intelligence services. Weekly SKU-level sales velocity, planogram compliance data, and inventory behavior data across hundreds and eventually thousands of stores represents a category intelligence asset not available to vendors through any other single channel.

UPSIDE · LONGER-TERM

PRISM+ SAAS COMMERCIALIZATION

The commercialization of ***PRISM+*** as a standalone software platform for other DSD operators, the expansion of private label categories, and the monetization of the Company's store-level analytics to CPG manufacturers and category managers represent upside opportunities that are not required for the base investment thesis but exist within the Company's architecture.

UPSIDE · LONGER-TERM

DIRECT TO CONSUMER + VALUE ADDED SERVICES

Future possibilities that management has intentionally deferred until the core distribution model reaches sufficient scale.

§ 4.4 · SCAN-BASED TRADING ECONOMICS

A meaningful portion of GPOX's retailer relationships operate under Scan-Based Trading terms. Under SBT, GPOX retains ownership of inventory placed in the store until it is scanned at the point of sale. This model eliminates upfront retailer purchasing requirements, reduces retailer inventory risk, and aligns GPOX's economic interests directly with actual sell-through performance.

SBT requires sophisticated inventory tracking, real-time reconciliation, and disciplined loss-prevention protocols. ***PRISM+*** was built with native SBT support. The Company's driver accountability systems, including real-time purchase order generation, before-and-after planogram photography, and digital store-manager sign-off, are designed specifically to enforce SBT accuracy and eliminate reconciliation disputes.

WHY THE MODEL SCALES.

> *The Unit Economics of the GPOX model are the most important section of this Memorandum.*

PER STORE, PER MONTH, AT CONSERVATIVE 20% PLANNING MARGIN.

The Unit Economics of the GPOX model are the most important section of this Memorandum. They are the primary reason management believes the business has moved from discovery to deployable scale. The economics are driven by observed performance across hundreds of active store locations, not by financial modeling assumptions.

STORE-LEVEL METRIC	CURRENT RANGE / DETAIL
Monthly Revenue Per Store	**$650 - $1,400** current average ~$1,000
Planning Gross Margin	**~20% (conservative)** · ~28% demonstrated blended
Audited FY2025 Gross Margin	**~23.85%**
Weekly Service Cost Per Store	**$35 — $45**
Visit Frequency	**Weekly ~80%+ of active stores**
Average SKUs Per Store Per Week	**~14**
Average Revenue per SKU	**~$21.55**
Route Density (current footprint)	**20 - 30 stops per driver per day**
Monthly Contribution Margin (Illustrative)	**$240 - $600 depending on revenue level and category mix**
Top Store Performance	**> $5,000/month**

At the conservative 20% gross margin that management uses for forward planning, a store generating $1,000 per month produces roughly $200 in gross profit against a service cost of $155 to $195. The contribution margin at this level is thin but positive. This is by design. Management plans against the conservative margin, not the demonstrated margin, to ensure the model is viable under stress. The path to meaningful store level contribution runs through three levers.

First, category expansion: adding product categories to an existing store relationship increases revenue per visit with no proportional increase in service cost. **Second, owned and manufactured products:** these carry higher margins than third-party distribution, lifting blended gross margin toward and beyond 28%. **Third, value-added services:** merchandising support, analytics access, and premium service tiers generate incremental revenue.

> ***WHY THE MODEL SCALES.***
> *The cost of visiting a store is largely fixed. The revenue generated by that visit is not. Every additional SKU placed, every new category introduced, every owned product sold expands the contribution margin on a visit that was going to happen anyway.*

§ 5.2 · FIXED-COST VISIT ECONOMICS

THE WEEKLY VISIT IS A FIXED COST. EVERYTHING ELSE SCALES.

The defining unit-economic feature of the GPOX model is that the weekly store visit is largely a fixed cost. A driver travels to the store, photographs the shelf, restocks what was sold, generates the purchase order, and obtains the manager's signature. That service visit costs approximately $35 to $45 regardless of whether the driver delivers 10 SKUs or 30 SKUs.

This creates a powerful operating leverage dynamic. As category depth expands, as additional products are added to the planogram, as private label items are introduced, and as per-store revenue grows toward $2,000 per month, the service cost does not grow proportionally. The incremental revenue from every additional SKU delivered during an existing weekly visit flows almost entirely to the contribution margin line. This is why the path from $1,000 to $2,000 per store per month is a margin expansion story, not just a revenue growth story.

§ 5.3 · PATH TO $2,000 PER STORE PER MONTH

The Company's current average of approximately $1,000 per store per month is not the ceiling; it is the current state of a model that is still early in its category expansion and relationship deepening. The path to $2,000 per store per month is driven by three levers, all of which are within management's operational control.

01 · CATEGORY EXPANSION

Adding new product categories to existing store planograms increases revenue per visit with no incremental service cost. The driver is already there.

02 · PRIVATE LABEL INTRODUCTION

Owned and manufactured products carry higher margins than standard wholesale distribution. Each private label SKU introduced to the planogram improves both revenue and margin per visit.

03 · RELATIONSHIP DEPTH

Stores that have been in the network longer demonstrate consistently higher revenue per month than recently onboarded stores. Time on route produces familiarity, trust, and category expansion opportunities that take months to develop.

Top stores in the current network already demonstrate that $5,000+ per month is achievable. The median store is not a different type of store; it is the same type of store at an earlier point in its relationship with GPOX.

> *Because the weekly store visit is a fixed cost, incremental product volume during an existing service call flows almost entirely to the gross margin line. Scale does not just grow revenue; it compounds margin.*

1,000 STORES. $12M ANNUALIZED. CASH FLOW POSITIVE THRESHOLD.

Management has identified 1,000 active stores generating approximately $1,000 per store per month as the threshold for cash flow positive operations. This is not a theoretical projection. The Company has demonstrated the per-store economics that support this calculation, and the infrastructure to serve 1,000 stores is already substantially in place. At that level, annualized revenue reaches approximately $12 million. Against the Company's current cost structure, including hub operating costs, driver compensation, technology maintenance, and corporate overhead, management projects that $12 million in annualized revenue is sufficient to cover all operating expenses with positive cash flow.

The larger intermediate framework is 5,000 stores at approximately $2,000 per store per month, implying approximately $120 million in annualized revenue. This represents the Company's central expansion case over the three-year capitalization period. The infrastructure to support this scale is partially in place. Capital deployment is the accelerant.

MILESTONE	STORES	REVENUE / MONTH	ANNUALIZED	SIGNIFICANCE
Current · April 2026	**~500**	**~$1,000/store**	**~$6.4M run rate**	Model proven, de-risked
Near-Term Target	**~1,000**	**~$1,000/store**	~$12M	Cash flow positive threshold*
Intermediate Scale	**~5,000**	**~$2,000/store**	**~$120M**	Central expansion case*
Long-Term Aspiration	**~20,000**	**~$3,000/store**	**~$720M**	Strategic reference only*

**Illustrative threshold; no assurance*

TECHNOLOGY BUILT FOR THE SERVICE MODEL IT SERVES.

> ***PRISM+*** *is the proprietary AI-powered distribution and operations platform developed by* ***GPOXLabs****. It consolidates what previously required 13 separate tools. Route intelligence. Inventory intelligence. Commercial intelligence. A technology platform that fits the business - not a platform the business must work around.*
>
> — CURRENTLY IN INTERNAL ALPHA DEPLOYMENT. ACTIVELY IMPROVING.

ROUTE. INVENTORY. COMMERCIAL. EVERY DECISION LINKED TO AN OUTCOME.

PRISM+ is the Company's proprietary, AI-powered distribution and operations platform. It was developed by **GPOXLabs** to consolidate functionality that previously required more than 13 separate tools into a single integrated platform. The current version is in internal alpha deployment for driver-facing operations. It is functional and actively improving. Management is transparent about the fact that ***PRISM+*** is a technology platform under active development, not a finished commercial product. That is an accurate description of a real operational tool at a specific stage of its development, not a negative.

PRISM+ supports driver-facing operations through a mobile application that captures GPS location, records timestamped service windows, requires before and after planogram photography at every visit, and mandates digital manager sign-off at the conclusion of each service call. These features create a verifiable service record, prove planogram compliance, support accurate revenue recognition under SBT agreements, and generate the store-level data that grows more valuable with each passing week.

FOUR AI OPERATIONAL DOMAINS

GPOXLabs has deployed artificial intelligence across four operational domains within ***PRISM+***.

DOMAIN 01 · ROUTE

ROUTE INTELLIGENCE

Demand forecasting, weather and traffic-aware stop sequencing, driver time optimization, and service-time prediction. Route intelligence reduces windshield time between stops and maximizes productive store visits per driver per day.

DOMAIN 02 · INVENTORY

INVENTORY INTELLIGENCE

Replenishment modeling, velocity-based SKU allocation, and anomaly detection for shrink and loss prevention. Inventory intelligence eliminates the over-ordering and stockout cycles that burden independent retailers and erode vendor margins.

DOMAIN 03 · COMMERCIAL

COMMERCIAL INTELLIGENCE

Category performance analysis, store-level assortment recommendations, and pricing optimization. Commercial intelligence surfaces the highest-margin category opportunities for each specific store based on its sales history and comparable-store benchmarks.

DOMAIN 04 · DRIVER ACCOUNTABILITY

DRIVER ACCOUNTABILITY

Drivers document every store visit with before and after photos, digital sign offs, time stamps, and delivery confirmations. This creates an auditable record of service delivery and product placement.

SCALE THROUGH PLATFORM. DATA COMPOUNDS VALUE.

The near-term roadmap prioritizes operational reliability and driver-facing functionality before expanding into external commercialization. Core priorities include completing the ***PRISM+*** alpha deployment across the full active driver fleet, refining real-time inventory reconciliation for SBT compliance, and expanding the store-level analytics dashboard for use by category managers and retail partners.

As the platform matures and the store network grows, ***PRISM+*** accumulates a dataset of SKU-level sales velocity, planogram compliance records, and inventory behavior that becomes progressively more valuable. A network of 500 stores generates a useful dataset; a network of 5,000 stores generates a monetizable intelligence asset. The data asset and the physical network compound together.

> *Note. The Company positions **PRISM+** as an internal operating moat first and a potential external product second. Investors should view **PRISM+** as strategically useful internal infrastructure whose future as an external software product remains unproven.*

BUILT FOR THE OPERATION. DEPLOYED IN THE FIELD.

GPOXLabs is the Company's innovation and advanced technology division, operating as an embedded R&D function within the broader GPOX platform rather than as a standalone business unit. Its mandate is to build technology that compounds the physical distribution network's efficiency, defensibility, and margin performance, not to build technology for its own sake.

GPOXLabs applies artificial intelligence across three areas of the distribution operation. The division operates under a discipline of connecting every technology decision to a specific operational outcome.

THE INTEGRATED OPERATING MODEL

Applied AI. Machine learning and data analytics applied directly to operational problems: route optimization, demand forecasting, inventory management, and loss prevention. The Company has treated AI as an active operating priority for more than two and a half years.

Software Development. The team that builds and maintains ***PRISM+*** and the Company's internal technology infrastructure. These developers work alongside distribution operations personnel, ensuring that technology development is grounded in real operational requirements.

Performance-Driven Digital Marketing. The Company's customer acquisition and brand building capability, including the national digital advertising campaign launched in April 2026. This is not outsourced to agencies. It is built and executed internally, with the same data-driven discipline applied to distribution operations.

INNOVATION DISCIPLINE

GPOXLabs operates under a structured innovation process: problem identification from operational data, rapid prototyping of potential solutions, live testing in the field, and a "deploy or discontinue" decision. This process ensures that technology investments are tied directly to operational outcomes, not to abstract product roadmaps.

The commercial value of **GPOXLabs** is that it builds technology products for customers the Company already serves. This is a fundamentally different approach than building technology in search of a market. Every **GPOXLabs** innovation is tested against real stores, real drivers, and real operational data before any commercial deployment decision is made.

> ***GPOXLabs*** *is best understood as a compounding internal advantage. Each operational improvement makes the distribution network more efficient and more defensible. Over time, the gap between GPOX's technology-driven operations and legacy competitors' manual processes widens. This is optionality layered onto the distribution engine, not a standalone technology bet.*

TECHNOLOGY AS THE SECOND PILLAR. DISTRIBUTION AS THE FOUNDATION.

WHY DISTRIBUTORS WILL HAVE A HARD TIME REPLICATING THIS

Legacy distributors face three structural constraints that prevent them from replicating GPOX's technology architecture. First, their core business depends on the status quo, and investing in technology that would change their operating model creates internal conflict. Second, their technology investments are optimized for high-volume pallet categories with different data requirements. Third, their scale makes it difficult to build and deploy technology quickly, because every change must be tested against enterprise-scale operations. **GPOXLabs** built ***PRISM+*** from scratch, specifically for the service model it operates, without the legacy constraints that burden established players. The result is a technology platform that fits the business it serves rather than a technology platform the business must work around.

§ 6.4 · VALUE CREATION SUMMARY

PRISM+ and **GPOXLabs** are presented in this Memorandum as the second value pillar that compounds the physical network over time, not as the primary investment thesis. The base case does not require ***PRISM+*** commercialization or **GPOXLabs** revenue. These capabilities represent upside optionality embedded in a distribution business that already has a sound economic foundation. Investors in GPOX are getting a proven DSD platform with a proprietary technology stack at a price that currently reflects neither.

FIVE MOATS. COMPOUNDING. NOT EASILY REPLICATED.

> *The durability of GPOX's competitive position is best understood by asking a simple question:*
>
> — WHAT WOULD A COMPETITOR NEED TO BUILD TO REPLICATE WHAT GPOX HAS TODAY?

INFRASTRUCTURE, RELATIONSHIPS, COMPLIANCE, SPEED, DATA.

§ 7.1 · THE INFRASTRUCTURE BARRIER

GPOX has invested around $5 million in an operating infrastructure that would cost a new entrant significantly more to replicate today, given inflationary pressure on vehicle costs, warehouse buildout, and technology development. The hub-and-spoke network, vehicle fleet, standard operating procedures (SOPs), PRISM+ platform, and driver training systems represent a physical and intellectual infrastructure barrier that cannot be acquired quickly, regardless of capital availability. A well-capitalized new entrant entering GPOX's current geographies would require 18 to 24 months of operational construction to reach GPOX's current level of route efficiency, vendor relationship depth, and store-level data accumulation. They would also be entering against an operator that already has weekly relationships with hundreds of store managers. That relationship capital is not transferable.

§ 7.2 · THE RELATIONSHIP BARRIER

GPOX's drivers visit the same stores on the same schedule every week. The store manager knows the driver's name. The driver knows which SKUs that manager prefers and which categories are growing. Over 24 to 36 months of consistent weekly service, the relationship between driver and store manager becomes a retention mechanism that price alone cannot overcome. Independent operators have been poorly served by regional vendors for years. When they find a reliable weekly service partner, they do not switch easily. The Company's approximately 500 active store relationships represent three years of service history, compliance track records, and category performance data. A competitor offering to serve those same stores at a lower margin would need to overcome not just pricing inertia but the operational trust that three years of weekly service has produced.

§ 7.3 · THE COMPLIANCE+OPERATIONAL MOAT

The November 2023 regulatory event was painful when it happened. However, it produced something more durable than the lost revenue: an over-compliance posture and pre-entry regulatory diligence process that is now standard for every new category and every new market. GPOX's compliance framework is a barrier to new entrants who have not yet absorbed the operational learning that comes from managing a regulatory shock at scale. Compliance complexity in specialty DSD categories, including Other Tobacco Products (OTP) and nicotine accessories, hemp/CBD products, and emerging wellness categories, is increasing rather than decreasing. Operators without dedicated compliance infrastructure are increasingly at risk of the same kind of category disruption that GPOX has already survived and systematized. GPOX's compliance moat grows stronger as regulatory complexity increases.

§ 7.4 · THE SPEED ADVANTAGE

GPOX can onboard new product categories in weeks rather than quarters. The vendor qualification process, compliance diligence, and planogram integration protocols are systematized and repeatable. The Company's weekly store service cadence means that new products can be introduced to the full active store base within a single service cycle once a category decision is made. A legacy distributor making the same category decision must navigate internal approval processes, logistics infrastructure changes, and technology updates before a new product reaches a store shelf. This speed advantage is not just operational: it's strategic. When consumer preferences shift toward a new product category, GPOX can identify the trend through its store-level data, validate it through its vendor network, onboard qualified suppliers, and deliver the new category to stores before legacy competitors have finished their internal approval cycles.

§ 7.5 · THE DATA + TECHNOLOGY MOAT

Every weekly store visit generates data: SKU-level sales velocity, inventory behavior, planogram compliance records, driver timing, and store-level ordering patterns. This dataset grows in value as the store network expands. At 500 stores, it is a useful operational tool. At 5,000 stores, it is a category intelligence asset that vendors, manufacturers, and retail partners cannot access through any other channel.

GPOX's technology is built by the people who run the distribution operation, for the distribution operation. ***PRISM+***'s AI architecture means the platform becomes more intelligent as it accumulates more data. Route optimization improves as more historical visit data is available. Replenishment modeling improves as more velocity data accumulates. Category recommendations improve as more store-level performance patterns emerge. This integration of technology development and operational execution is difficult to replicate because it requires both technical capability and deep domain knowledge within the same organization. The technology moat grows with the business rather than depreciating as the business scales.

AUDITED $4.744M. RUN-RATE $6.4M. TARGET $12M.

6X GROWTH OVER THREE YEARS.


$7M
$5M
$3M
$1M
~$1M
~$4.7M
~$6.4M
Dec 2022
Apr 2025
Apr 2026

The revenue trajectory since the Betterment acquisition is the clearest single proof point for the investment thesis. The Company grew annualized revenue from approximately $1 million at the time of the December 2022 acquisition to a management-estimated annualized run rate of approximately $6.4 million as of April 2026. That is approximately 6x growth over approximately three years, achieved under capital constraints that limited the pace of store additions and category expansion.

For the fiscal year ended April 30, 2025, the Company reported approximately $4.744 million in audited revenue. The current annualized run rate of approximately $6.4 million represents continued growth from that audited baseline. The distinction between audited revenue and management-estimated run rate is maintained throughout this document to preserve accuracy.

PERIOD	REVENUE	BASIS
Betterment Acquisition Baseline (Dec 2022)	**~$1.07M annualized (~$89k/month)**	Management estimate at acquisition
Fiscal Year Ended April 30, 2025	**~$4.744M**	Audited reported revenue
Current Annualized Run Rate (April 2026)	**~$6.4M**	Management estimate
Near-Term Target (1,000 stores)	**~$12M annualized**	500 additional stores at ~$1,000/month
Intermediate Scale (5,000 stores)	**~$120M annualized**	5,000 stores at ~$2,000/month

§ 8.2 · GROSS MARGIN EXPANSION

GENUINE OPERATIONAL IMPROVEMENT, NOT ACCOUNTING.

The gross margin trajectory is as important as the revenue trajectory. The expansion from approximately 15% at acquisition to approximately 28% in current blended performance reflects genuine operational improvement, not accounting treatment changes. Vendor renegotiation, product mix optimization toward higher-margin private label and specialty categories, route efficiency improvements, and SBT compliance all contributed to this expansion.

The audited FY2025 gross margin of approximately 23.85% is the conservative planning anchor. The Company uses 20% as its conservative planning margin for forward projections, providing a buffer against category mix shifts and new market entry costs. The demonstrated blended performance of approximately 28% represents the upside scenario that is achievable with continued category expansion and route maturity.

§ 8.3 · AUDITED VS. RUN-RATE FINANCIALS

This document maintains a clear distinction between audited reported results and management estimates. The FY2025 revenue of approximately $4.744 million and gross margin of approximately 23.85% are audited reported figures. The $6.4 million annualized run rate and the 28% gross margin figure are management estimates.

§ 8.4 · OPERATING LEVERAGE AT SCALE

The GPOX cost structure contains meaningful fixed and semi-fixed components: hub operating costs, corporate overhead, technology maintenance, and management compensation. These costs do not scale linearly with store additions. As the active store base grows from 500 toward 1,000 and beyond, these fixed costs are spread across a larger revenue base, producing operating leverage.

The most important source of operating leverage is the fixed-cost weekly store visit. Adding a new store to an existing route adds approximately $35 to $45 per week in direct service cost while adding approximately $250 per week in average revenue at current per-store productivity. The contribution from each incremental store on an established route is therefore approximately $200 to $215 per week, before any fixed-cost absorption benefit.

1,000 STORES. $12M ANNUALIZED. EXECUTION, NOT INFRASTRUCTURE.

Management has identified 1,000 active stores at approximately $1,000 per store per month as the cash flow positive threshold. At that level, annualized revenue reaches approximately $12 million. The initial $7 million capital raise is designed to take the Company from its current approximately 500 stores to approximately 1,000 stores, deploying capital against the specific operational levers described in Part XII of this document.

The path to 1,000 stores does not require entry into new geographies. The Company's existing hub network has capacity to support a meaningfully larger store footprint within its current geographic footprint. Reaching 1,000 stores is primarily an execution challenge: hiring and onboarding drivers, expanding the sales team to accelerate store additions, and providing the working capital necessary to inventory stores as they are onboarded.

WE BUILT WHAT WE FEEL IS A HIGHLY SCALEABLE MODEL.

HUB-AND-SPOKE ACROSS THE SOUTHWEST AND MIDWEST.


Building a Scalable Distribution Network Across the Southwest and Midwest
REGIONAL HUB
Primary distribution center
MINI HUB
Strategic local distribution point
STORE COVERAGE
Approximate current store coverage area
Headquarters
Las Vegas, NV
The center of our operations
Note: Map reflects approximate coverage as of April 2026 and is not to scale.
SOUTH DAKOTA
Rapid City, SD
WYOMING
NEBRASKA
IOWA
WISCONSIN
Mineral Point, WI
Las Vegas, NV
KANSAS
MISSOURI
Rio Rancho, NM
NEW MEXICO
OKLAHOMA
Lubbock, TX
Fort Worth, TX
TEXAS
Austin, TX

GPOX operates a hub-and-spoke distribution network consisting of Regional Hubs and Mini Hubs positioned to serve its current Southwest and Midwest geographic footprint. Regional Hubs function as primary distribution centers, holding the full range of the Company's product categories and serving as the point of departure for route drivers. Mini Hubs function as spoke locations that extend route reach into sub-markets that would otherwise be inefficient to serve from a Regional Hub.

The network was designed to support significantly larger scale operations than the Company currently operates. The approximate $5 million in infrastructure investment has produced a hub-and-spoke architecture that can absorb several multiples of the current store count before requiring proportional capital investment in new hub locations. New stores added within the current geographic footprint incur primarily variable costs: inventory, incremental driver stops, and route adjustments.

FLEET SIZED FOR TODAY. *PRISM+* OPTIMIZED FOR TOMORROW.

The Company operates a dedicated vehicle fleet sized for its current route requirements. Fleet management is integrated into PRISM+'s route intelligence capabilities, which optimize stop sequencing, monitor driver timing, and track vehicle utilization. The vehicle fleet is a capital asset that requires ongoing maintenance and eventual replacement, but within the Company's current scale and fleet capacity is not a binding constraint on store growth.

FLEET CAPABILITY	DETAIL
Route Optimization	***PRISM+*** sequences stops, monitors driver timing, and adjusts routes dynamically to maximize per-driver store coverage
Vehicle Utilization Tracking	Real-time utilization data feeds back into route planning, enabling management to identify underutilized capacity and redeploy assets
Maintenance Management	Scheduled maintenance programs sustain fleet reliability across Regional and Mini Hub operations
Scalability Path	Fleet expansion is capital-light relative to hub infrastructure; incremental vehicles are added in response to route density milestones, not in advance of demand

> *"Fleet capacity is not the binding constraint on store growth at this stage; working capital for inventory and sales team capacity for retailer relationship development are."*

CAPITAL DEPLOYED IN Q1. REVENUE IMPACT IN Q1.

One of the most operationally significant results of the three-year rebuild is the development of a systematized store onboarding process. New stores can be easily added to an existing route within weeks of commitment: planogram design, initial inventory build, driver assignment, and ***PRISM+*** integration are all managed through standardized protocols. This speed-to-onboard capability means that capital deployed toward store growth produces revenue impact within the same quarter it is deployed, rather than requiring a lengthy setup period.

The variance in onboarding timelines is driven by the retailer's side, not by GPOX's operational readiness. Larger chains have longer approval processes, more complex POS integration requirements, and more stakeholders involved in vendor decisions. Management's objective is to systematize operations sufficiently that consistent execution at scale does not depend on any individual.

STORE ONBOARDING SEQUENCE — WEEKS, NOT MONTHS

STEP 01

Retailer Commitment

Agreement signed, store profiled, ***PRISM+*** account activated

STEP 02

Planogram Design

Category mix and shelf layout designed and approved for the specific store format

STEP 03

Initial Inventory Build

First inventory order fulfilled from Regional Hub; driver assignment confirmed

STEP 04

First Delivery & Revenue

Store live on weekly service; revenue begins within the same quarter capital was deployed

THE BINDING CONSTRAINTS

The binding constraints on store growth at this stage are working capital for inventory and sales team capacity for retailer relationship development, not infrastructure or technology limitations.

TARGET TIMELINE

1,000 Active Stores

The Company's target of 1,000 active stores is achievable within the first 8 to 13 months of the capital raise, based on management's current pipeline of retailer relationships and the onboarding capacity of the existing hub network.

At the Company's current scale of approximately 500 stores, management believes the onboarding process has become systematized and repeatable. There is no assurance that this process will remain consistent at significantly larger scale.

DENSITY FIRST. THEN CHAINS. THEN DISCIPLINED ACQUISITIONS.

10.1 · ORGANIC GROWTH

DENSITY-FIRST APPROACH

The Company's organic growth strategy prioritizes route density before geographic expansion. Adding stores to existing routes before launching new routes maximizes per-driver productivity and minimizes incremental infrastructure cost. The density-first approach also accelerates the timeline to route profitability, because each new store added to an established route contributes approximately $200 to $215 per week in net contribution margin.

Within the current geographic footprint, the Company targets independent operators and 5 to 35 store regional chains as its primary organic growth segment. These operators share several characteristics: they lack centralized category management, they have little to no existing weekly DSD service from a qualified specialty distributor, they are poorly served by legacy regional vendors, and they represent significant category expansion potential once a weekly service relationship is established. This segment is large, underpenetrated, and structurally aligned with GPOX's service model.

10.2 · Business Development

BUSINESS DEVELOPMENT INITIATIVES

One of the most significant near-term commercial catalysts is the Company's active outreach program targeting 18 identified regional convenience store chains across its current and adjacent geographies. These chains range in size from 5 to 35 stores, representing a potential addition of 90 to 630 active stores from this single initiative if the full pipeline converts. Management does not represent these as contracted relationships. They are active business development conversations backed by the Company's track record, ***PRISM+*** demonstration capability, and demonstrated per-store economics.

A regional chain relationship differs from independent store addition in an important way: a single chain contract can add multiple stores simultaneously, compressing the timeline from investment to revenue impact. Chain relationships also tend to be more durable once established, because the chain operator has organizational incentives to maintain service consistency across all locations. The 18-chain initiative is the primary reason management believes that the path from 500 to 1,000 active stores is achievable within the first 8 to 13 months following capital deployment.

10.3 · Marketing

MARKETING + BRAND ACTIVATION

In April 9, 2026, GPOX launched its first national digital advertising campaign targeting category managers, merchandisers, and C-suite executives at regional and national convenience store chains. The campaign represents the Company's transition from relationship-driven business development to systematic, multi-channel marketing. Company leadership attended the NACS State of the Industry Summit in April 2026, gathering actionable intelligence on emerging product categories and refining the Company's merchandising strategy against industry benchmarks.

In the event the Company raises adequate capital, it will allocate funds to accelerating the Company's marketing and brand presence within the convenience store channel. This includes digital advertising, industry event presence, and the development of marketing materials that communicate the Company's service model, compliance posture, and technology capabilities to prospective retail partners at scale.

> *These results should be viewed in the context of the Company's customer concentration and capital constraints described above. Past operating improvements do not guarantee future results.*

ACQUISITIVE GROWTH. DISCIPLINED, ACCRETIVE, INTEGRATED.

10.4 · ACQUISITIVE GROWTH STRATEGY

The convenience store distribution market is highly fragmented, with hundreds of regional operators serving subsets of the market at varying levels of operational quality. Many of these operators are key-man dependent, undercapitalized, and unable to invest in the technology and compliance infrastructure required to serve the channel effectively as it evolves. These operators represent acquisition targets that could accelerate GPOX's store count growth, add geographically adjacent route density, and expand the Company's product category breadth.

Target 01 · Owner-Operated Distributors

REGIONAL OPERATORS $5M – $20M REVENUE

Owner-Operated Regional Distributors ($5M to $20M Revenue). These are operators whose founders are approaching retirement or seeking liquidity. GPOX acquires the customer relationships, warehouse infrastructure, and operating knowledge, then integrates them onto the ***PRISM+*** platform.

Target 02 · Product Companies

BRANDS IN THE CONVENIENCE CHANNEL

Product Companies in the Convenience Channel. Manufacturers or brands with established convenience store distribution that lack the DSD infrastructure to scale independently.

Target 03 · Channel Service Providers

EMBEDDED SERVICE AND DISTRIBUTION

Service and Distribution Companies Already Embedded in the Channel. Operators providing complementary services (merchandising, fulfillment, specialty distribution) that can be integrated into GPOX's network.

Acquisition Discipline. The Company's acquisitive growth strategy is disciplined. Management has established explicit walk-away criteria for acquisitions. Acquisition targets must meet specific criteria: active routes with established retailer relationships, geography contiguous to or complementary with existing GPOX infrastructure, clean compliance history, and operating economics that improve on acquisition. GPOX is not pursuing acquisitions for revenue alone. It is pursuing acquisitions that extend the hub-and-spoke network and contribute to the path toward 5,000 stores. This discipline is intentional. Bad acquisitions in distribution are worse than no acquisitions, and the Company's reputation with retail partners is too valuable to risk on integration problems.

GPOXLabs technology has been architected from the beginning for multi-entity onboarding, with chains managed as parent accounts, individual stores as sub-accounts, and CSV import capability for rapid data migration. If 500 new stores were committed tomorrow, management estimates the majority could be operational within 4 to 6 weeks, with temporary hubs deployable within one week. The Company's own three-year operating history demonstrates that an underdeveloped distribution footprint can be transformed into a high-performing operating platform under the right management and technology framework. The same operational playbook that produced 6x revenue growth and approximately 9 percentage points of audited gross margin expansion (15% to 23.85%) and additional management-estimated expansion to approximately 28% in current blended performance from the Betterment baseline can be applied to future acquisitions.

A TEAM FORGED IN THE FIELD, NOT JUST IN THEORY.

> *The leadership team has been built to scale the business beyond founder-led operations. DSD distribution operations are no longer managed day-to-day by the CEO. Each functional area has dedicated leadership with relevant industry experience.*
>
> — ON FOUNDER-DEPENDENCY, RESOLVED

EXECUTIVE LEADERSHIP.

CHAIRMAN OF THE BOARD + CHIEF EXECUTIVE OFFICER

Brett H. Pojunis

Brett H. Pojunis is the founder, Chairman, and CEO of GPO Plus, Inc. He has led the Company since its public listing on May 5, 2020, through the COVID-19 pivot, the Betterment acquisition, three years of operational rebuilding, and the current capital raise. His operating philosophy is defined by the belief that execution quality, not concept quality, determines whether a distribution business succeeds. He has personally supported the Company through working capital constraints and maintains the highest concentration of operational knowledge within the organization.

Under Pojunis's leadership, GPOX has achieved approximately 6× revenue growth from the Betterment acquisition baseline, expanded gross margins from approximately 15% to approximately 28%, developed and deployed the ***PRISM+*** technology platform, and built an operational infrastructure capable of supporting a business forty times the Company's current scale. His direct industry relationships with chain operators, category managers, and distributors across the Southwest and Midwest represent a network asset embedded in the Company's business development pipeline.

CHIEF OF STAFF TO CEO, EXECUTIVE ADMINISTRATION & OPERATIONS

Mary Moxley

Mary Moxley serves as Chief of Staff to Brett H. Pojunis, acting as a direct extension of the CEO across the organization. Her primary responsibility is ensuring that the CEO's vision, priorities, and strategic initiatives are clearly understood, properly resourced, and consistently executed across all departments.

Mary works cross-functionally with leadership, operations, finance, technology, and external partners to translate strategy into execution, drive alignment, and remove friction that could slow progress. She plays a central role in coordinating complex initiatives, reinforcing accountability, and ensuring teams are operating with clarity around objectives and expectations.

Her background includes deep experience in operations, compliance, finance, and executive support, with prior roles at leading financial institutions including TD Bank, BMO, and Deloitte. This experience enables her to operate effectively within a public-company environment, supporting compliance, internal controls, and disciplined execution. At GPOX, Mary is a critical force multiplier for the CEO, helping ensure that strategy turns into action and that the organization scales with focus and discipline.

DISTRIBUTION, MERCHANDISING & OPERATIONS.

§ 11.2 · DISTRIBUTION, MERCHANDISING + OPERATIONS LEADERSHIP

The operations function is responsible for route management, driver accountability, hub operations, inventory management, and planogram compliance across the active store network. The team has been expanded beyond founder-dependency through three years of hiring, restructuring, and process development. Operational procedures are documented, repeatable, and capable of being executed by a leadership team that does not require CEO involvement in day-to-day distribution decisions. This operational independence is a structural milestone that enables scale.

SR. DIRECTOR OF PRODUCT, MERCHANDISING & ANALYTICS

Kiernan Nevitt

Kiernan Nevitt brings more than 15 years of experience in strategic merchandising, product development, inventory management, and analytics. She has led data-driven initiatives across complex retail and distribution environments, improving customer experience, optimizing supply chains, and driving profitable growth.

Since joining GPOX, Kiernan has built foundational merchandising, product, and reporting systems required to operate at scale within a public-company environment. Her work includes developing advanced sales and inventory analytics, reducing inventory shrink by more than 75%, and materially increasing sales performance and margins through disciplined product strategy and vendor negotiations.

Prior to GPOX, Kiernan held senior merchandising and product leadership roles at Duluth Trading Company and The Orvis Company, where she managed large, multi-channel product portfolios and led initiatives that delivered sustained growth across retail, e-commerce, catalog, and wholesale channels. At GPOX, she is responsible for aligning product, merchandising, and analytics to support scalable growth, operational discipline, and long-term margin expansion.

WAREHOUSE OPERATIONS MANAGER

Michelle Nolen

Michelle Nolen brings more than 25 years of experience in operations, facilities management, and multi-site retail environments. Her background includes overseeing operations across dozens of locations, leading safety and compliance initiatives, and managing inventory, purchasing, and ERP systems within complex operating environments.

At GPOX, Michelle is responsible for execution across the warehouse network, including Regional Hubs and Mini Hubs. She focuses on operational discipline, scalability, safety, and consistency of service, ensuring the distribution infrastructure supports growth efficiently while maintaining compliance and performance standards.

BUSINESS DEVELOPMENT & STRATEGIC GROWTH.

§ 11.3 · BUSINESS DEVELOPMENT + STRATEGIC GROWTH

The business development function is responsible for chain relationship development, the 18-chain initiative, acquisition sourcing, and the Company's broader go-to-market execution. Business development personnel carry existing relationships with regional chain operators and category managers across the convenience store channel, providing a commercial pipeline that is not dependent solely on the CEO's personal network.

VP, STRATEGIC GROWTH & INNOVATION, CO-MANAGER OF GPOXLABS

Moe Avitia

Moe is a founder-minded operator and seasoned executive with over 20 years of experience building and scaling technology-driven companies across advertising, entertainment, SaaS, and fintech in the U.S., LATAM, and global markets. He has a proven track record of transforming early-stage and growth-stage businesses into disciplined, high-performance organizations, consistently delivering operational scale, cross-functional alignment, and measurable outcomes.

Moe has led organizations end-to-end across operations, product, engineering, and go-to-market strategy. He has built and scaled distributed teams to 180+ employees, launched multi-entity international operations, and implemented the core systems and operating rhythms required for sustainable growth. As an experienced EOS Integrator, Moe specializes in driving accountability, clarity, and execution at scale, aligning leadership teams around priorities and decision-making frameworks that accelerate results in complex environments.

At GPOX, Moe plays a key role in advancing the Company's innovation, and strategic initiatives. As co-manager of **GPOXLabs**, the Company's innovation and incubation arm, he helps drive the development and operationalization of scalable platforms, new revenue initiatives, and technology-enabled workflows designed to support long-term growth and strategic expansion.

BUSINESS DEVELOPMENT, COMMUNICATIONS & STRATEGIC GROWTH

Kristina Pool

Kristina Pool brings more than a decade of experience across operations management, business development, and strategic growth. She has led multi-state business development initiatives, overseen CRM systems, supported financial reporting, and driven scalable operational improvements across industries, including finance and healthcare.

At GPOX, Kristina supports business development, communications, and strategic growth initiatives, working cross-functionally with leadership to strengthen partnerships, improve execution, and support expansion efforts. Her background includes senior roles in business management and development, where she managed end-to-end operations, improved internal systems, and supported executive decision-making in growth environments.

Kristina's role is execution-focused and designed to support organizational scalability, clear communication, and disciplined growth as GPOX expands its distribution platform and strategic initiatives.

TECHNOLOGY, DATA & SYSTEMS.

§ 11.4 · TECHNOLOGY, DATA + SYSTEMS LEADERSHIP

*The technology team, operating through **GPOXLabs**, is responsible for **PRISM+** development, data infrastructure, and the AI capabilities that support route optimization, inventory intelligence, and commercial analytics. The team was built specifically for the operational requirements of a DSD distribution platform operating under SBT economics, not adapted from a general software development background. This domain specificity is a meaningful advantage in building technology that actually fits the operational environment it is designed to serve.*

LEAD TECHNOLOGIST, CO-MANAGER OF GPOXLABS

Bryan Garabrandt

Bryan Garabrandt is a seasoned technology and data leader with deep expertise in systems architecture, analytics, e-commerce, and data-driven decision-making. A trained statistician, Bryan approaches technology development with a disciplined, ROI-focused mindset, emphasizing efficiency, scalability, and measurable outcomes.

At GPOX, Bryan leads the development, maintenance, and integration of the Company's proprietary ***PRISM+*** platform. He is responsible for platform architecture, ongoing updates, system integrations, and analytics capabilities that support route optimization, inventory management, driver accountability, reporting, and operational intelligence. Bryan also co-manages **GPOXLabs**, where he works on special projects and technology initiatives that support innovation, automation, and long-term platform expansion.

His background includes entrepreneurship, digital consulting, and senior technology roles supporting both private and public companies. At GPOX, Bryan plays a central role in building the systems foundation required to scale operations, integrate acquisitions, and operate efficiently within a public-company environment.

DIGITAL MARKETING & PERFORMANCE EXECUTION MANAGER

Pablo Villalobos

Pablo is a hands-on digital marketing operations leader focused on translating strategy into measurable execution. At GPOX, he leads the development and optimization of high-performance marketing campaigns across paid media, inbound marketing, and multi-channel audience growth, from audience development and creative testing to budget allocation, attribution, and performance analysis. His work is centered on driving efficient growth while aligning marketing initiatives with broader business and investor engagement objectives.

Prior to GPOX, Pablo built his experience across publicly traded environments within the Nasdaq ecosystem, where he operated at the intersection of digital marketing, business operations, and technical systems. His background includes developing scalable operational frameworks, and working within data-driven marketing environments. He also brings experience on managing and executing investor-facing events across multiple countries.

This combination of performance marketing, operational discipline, and global exposure allows Pablo to operate with a practical, results-driven mindset, focused on building systems that scale and deliver measurable impact.

DIGITAL MARKETING & AI SYSTEMS DEVELOPMENT

Keith Barille

Keith Barille is a multidisciplinary digital marketer and technologist with expertise spanning digital marketing, web platforms, software development, and AI integration. His background combines design, technology, and marketing strategy, enabling him to operate effectively across both creative execution and technical implementation.

At GPOX, Keith focuses on developing internal software tools, supporting AI-driven initiatives, and integrating automation and intelligence into marketing, analytics, and operational workflows. His work supports scalable execution across digital platforms while ensuring performance, usability, and data integrity.

Keith plays a hands-on role in building and maintaining digital systems that support growth, efficiency, and innovation, helping translate complex ideas into practical, high-performing solutions aligned with GPOX's long-term technology and operational strategy.

DIGITAL MARKETING & CONTENT.

DIGITAL MARKETING + PAID MEDIA STRATEGY

Errol Wilson

Errol Wilson is a performance-driven digital marketing leader with a strong track record of scaling paid media and advertising programs to drive measurable revenue growth. His experience spans entertainment, fintech, real estate, and SaaS, with a focus on disciplined, data-driven execution across major digital platforms.

At GPOX, Errol is responsible for paid media strategy and execution, including audience development, campaign optimization, budget deployment, and performance analytics. His work is centered on scaling revenue efficiently, maximizing reach, and ensuring marketing investments deliver clear, trackable returns as the Company expands its distribution footprint and product portfolio.

DIGITAL MEDIA, GRAPHICS + VIDEO

Armando Esquibel

Armando Esquibel is part of GPOX's digital media team and works across graphics, video, and visual storytelling. He is responsible for producing high-quality digital assets that support marketing, brand development, investor communications, and product initiatives across multiple platforms.

At GPOX, Armando focuses on video production and graphic design, ensuring consistent quality, speed of execution, and alignment with strategic priorities. His work spans concept development, production oversight, and delivery of digital media assets designed to perform across social, web, paid media, and internal communications.

Armando's role is execution-driven and operationally focused, supporting scalable content production while maintaining brand consistency and visual clarity as GPOX expands its distribution footprint, product portfolio, and digital presence.

---

§ 11.5 · ADVISORY + CAPITAL MARKETS

The Company maintains advisory relationships with individuals experienced in capital markets, distribution industry operations, and public company governance. These advisors provide strategic guidance on capital formation, investor communications, and strategic positioning as GPOX executes its scaling plan. Detailed advisor biographies and engagement terms are available through the data room.

STRATEGIC ADVISOR

Michael Fugler, Esq.

Michael is an attorney, investment banker, and capital markets expert with decades of experience advising companies on growth, financing, acquisitions, and public listings. He has held multiple FINRA licenses and has participated in hundreds of capital raises and public offerings across U.S. and international markets, including listings on NYSE, Nasdaq, and OTC markets. Michael provides strategic guidance on capital structure, transactions, and long-term corporate strategy.

$7M NOW. $45M OVER THREE YEARS. MILESTONE-GATED.

§ 12 · CAPITAL STRATEGY + USE OF PROCEEDS

$45M STAGED PLAN. INITIAL $7M TRANCHE.

12.1 · OVERVIEW OF THE CAPITALIZATION PLAN

GPOX is executing a structured, staged capitalization plan designed to fund the Company's growth to scale while preserving financial discipline and investor alignment at each stage. The plan calls for approximately $45 million in total capital deployment over approximately three years, beginning with an initial $7 million tranche.

The staged structure is intentional. Each tranche is anchored to specific operational milestones that, when achieved, validate the deployment of the next tranche and strengthen the Company's negotiating position with subsequent investors. Management does not intend to raise the full $45 million in a single transaction. The plan is designed so that each stage of capital deployment produces measurable operational progress that justifies the next stage.

12.2 · INITIAL $7 MILLION TRANCHE · DEPLOYMENT PRIORITIES

The initial $7 million tranche is designed to take GPOX from approximately 500 active stores to approximately 1,000 active stores, through the cash flow positive inflection point, while strengthening leadership depth, expanding category breadth, and positioning the Company to raise subsequent capital from a materially stronger operating position.

DEPLOYMENT PRIORITY	ALLOCATION	OPERATIONAL OBJECTIVE
Working Capital & Inventory Depth	Primary	Fund inventory for store additions, SBT float, category expansion
Sales Team Expansion	**Significant**	Hire qualified sales personnel with existing chain relationships · accelerate 18-chain initiative
Senior Leadership Fortification	**Meaningful**	Deepen COO, CFO, and operational leadership capacity
Marketing & Brand Activation	**Meaningful**	National digital campaign · NACS presence · trade marketing
Technology Development (***PRISM+***)	**Ongoing**	Complete alpha deployment · expand AI · external API development
Acquisitions (Opportunistic)	**Reserved**	Accretive acquisitions extending route density and geographic coverage
Operating Reserve	**Buffer**	Maintain liquidity through the growth-to-cash-flow-positive transition

PERFORMANCE-GATED CAPITAL. ALIGNED INVESTOR BASE.

12.3 · MILESTONE FRAMEWORK

Capital deployment is tied to operational milestones that provide investors with a structured basis for evaluating performance against expectations.

MILESTONE 01	MILESTONE 02	MILESTONE 03	MILESTONE 04	MILESTONE 05
CASH FLOW POSITIVE	CATEGORY EXPANSION	FIRST ACQUISITION CLOSED	2,500 STORES	5,000 STORES

MILESTONE	METRIC	SIGNIFICANCE
Milestone 1: Cash Flow Positive	**1,000 stores, ~$1,000/store/month, ~$12M annualized**	Base case thesis validated; Company self funding at current scale
Milestone 2: Category Expansion	**Avg revenue/store advancing toward $1,500/month**	Per-store economics improving through category depth
Milestone 3: First Acquisition Closed	**Accretive acquisition adding route density**	Acquisitive growth strategy validated; platform scaling accelerating
Milestone 4: 2,500 Stores	**2,500 active stores, advancing toward $2,000/store/month**	Intermediate scale case; further proof on operating DSD model, Company self funding increases
Milestone 5: 5,000 Stores	**5,000 stores, ~$2,000/store/month, ~$120M annualized**	Base case thesis fully validated; basis for subsequent capital raise

12.4 · STAGED CAPITAL + INVESTOR ALIGNMENT

The three year capitalization plan produces four to five tranches of investment, each following a demonstrated milestone. This structure serves both the Company and its investors. The Company benefits from capital deployment that is calibrated to actual operational progress, avoiding overcapitalization in early stages that could dilute existing investors before value has been created. Investors benefit from a performance gated structure that provides multiple points of evaluation before committing full capital.

The Company has not determined the structure, timing, manner, or pricing of any future capital raise.

DIRECTLY. WITHOUT UNDERSTATEMENT. EACH RISK HAS A NAMED MITIGANT.

The Company has identified the following risk factors which in some way directly or indirectly affect the Company's ability to execute on its business plans. Each risk has a named mitigant. The existence of these risks does not invalidate the investment thesis. The question is whether the mitigants are sufficient and whether the risk-adjusted return is compelling. The risk factors presented below reflect management's current subjective assessment and are not guarantees of the relative likelihood or impact of any risk. The mitigants described are management's current strategies and there is no assurance that any mitigant will be effective in preventing the identified risk from materializing. Investors should evaluate each risk factor independently and should not rely on the mitigants as a basis for concluding that any risk is unlikely to occur or will have limited impact.

Going Concern

The Company has incurred recurring operating losses since inception, has a working capital deficit, and has not established an ongoing source of revenue sufficient to cover its operating costs. As of January 31, 2026, the Company had cash of approximately $17,897 and a cumulative deficit of approximately $45.8 million. If the Company does not obtain additional capital in the near term, it may be unable to continue as a going concern.

The Company is actively pursuing a multi-tranche capitalization plan to provide working capital and growth capital. There can be no assurance that capital will be available on acceptable terms or in the amounts needed.

Customer Concentration

One customer accounted for approximately 92% of total revenue for the nine months ended January 31, 2026, and approximately 72% of accounts receivable as of that date. The loss of this customer would have a material adverse effect on the Company's revenue, results of operations, and ability to execute its capital and operating plans.

The Company is actively expanding its chain customer pipeline and adding new retail locations to diversify its revenue base. Concentration is expected to decline as new chain customers are onboarded, but there is no assurance as to the timing or extent of any such reduction.

Need for Substantial Additional Capital; Dilution

The Company will require substantial additional capital over the next several years to execute its operating plan. The Company has no committed source of such capital. Any future equity financing is likely to be dilutive to existing shareholders, and any debt financing may include covenants that restrict the Company's operating flexibility. There is no assurance that any such financing will be available on acceptable terms, or at all.

Management is actively evaluating capital sources and structures. Management's discipline is to deploy capital in tranches tied to operating milestones, but tranche availability is not committed and is subject to market and business conditions.

Concentration of Voting Control

The Company has issued 1,000,000 shares of Series A Preferred Stock, each entitled to 100 votes per share, representing approximately 100,000,000 votes in the aggregate. Together with common stock held by the Series A Preferred holder, this concentration may permit the holder to determine the outcome of matters submitted to a vote of stockholders, regardless of the views of other shareholders.

The Company maintains corporate governance practices appropriate to a publicly traded company on the OTCQB. Investors should consider the voting concentration when evaluating their investment.

DIRECTLY. WITHOUT UNDERSTATEMENT. EACH RISK HAS A NAMED MITIGANT.

Penny Stock Status; OTCQB Listing The Company's common stock trades at a price below $5.00 per share, making it a penny stock under Rule 3a51-1 of the Exchange Act. Penny stock issuers are subject to additional disclosure requirements imposed on broker-dealers, which may reduce trading liquidity and contribute to price volatility.	The Company maintains regular SEC reporting and OTCQB current information status. There can be no assurance that the common stock will trade above the penny stock threshold or qualify for an exchange uplisting.
Execution Capital Availability Failure to secure additional capital on acceptable terms in the amounts needed would impair the Company's ability to execute its operating plan, including expansion of store count and per-store revenue.	Management is evaluating capital sources and structures. Capital plan is staged and tied to operating milestones to manage dilution discipline. There is no assurance that capital will be available on acceptable terms.
Execution at Scale Converting capital into sustained store additions and per-store productivity improvements requires consistent execution across a larger team.	Three-year operating history has produced documented procedures, ***PRISM+*** discipline, and a leadership team that is no longer founder-dependent.
Route Density Erosion Expanding into disconnected geographies before existing routes are dense reduces per-driver economics.	Density-first strategy prioritizes adding stores to existing routes before geographic expansion. Management is explicit about this discipline.
Regulatory & Category Shocks Regulatory changes to specialty product categories (nicotine, CBD, wellness) can render active categories non-compliant.	Over-compliance posture, pre-entry regulatory diligence, and supplier redundancy framework are all products of the Nov 2023 event. Diversification across categories reduces single-category exposure.
Key Personnel Concentration Loss of Brett H. Pojunis or other key personnel would create near-term disruption.	The leadership team has been expanded and documented processes reduce individual dependency. Equity participation aligns retention.
Working Capital Requirements SBT model and inventory funding for store additions require continuous working capital.	Working capital is the primary allocation of the initial tranche. Conservative planning margin of 20% provides buffer.
Driver & Warehouse Labor Availability The logistics labor market is constrained nationally.	***PRISM+*** route optimization reduces required driver count per store served. Equity participation and systematized onboarding support retention.

DIRECTLY. WITHOUT UNDERSTATEMENT. EACH RISK HAS A NAMED MITIGANT.

Retailer Attrition Store relationships can deteriorate due to competitive offers, ownership changes, or product category shifts.	Weekly service model and relationship depth create high switching costs. Driver familiarity with store management is a retention asset.
Technology Development Risk ***PRISM+*** is in alpha deployment. Development delays or technical failures could impair operational efficiency.	The base case does not require ***PRISM+*** commercialization. The platform supports current operations and is improving incrementally.
Acquisition Integration Risk The Company's growth strategy includes opportunistic acquisitive expansion. There can be no assurance that the Company will identify suitable acquisition targets, complete acquisitions on favorable terms, or successfully integrate acquired operations. Failed acquisitions could divert management attention and fail to generate expected returns.	Management's acquisition strategy is opportunistic and milestone-gated. The Company intends to pursue acquisitions only after achieving the cash flow positive milestone at approximately 1,000 stores. There is no assurance that suitable targets will be available or that any acquisition will be successfully integrated.
Public Market Liquidity OTCQB market provides limited liquidity relative to major exchanges.	Investors should evaluate GPOX as a private equity-style investment with a public market option. The Company's long-term plan includes upgrading to a senior exchange as operating milestones are achieved.

FORWARD OUTLOOK + INVESTMENT CONCLUSION

14.1 THE STRUCTURAL CASE

The convenience store channel generates $341.2 billion in annual in-store sales across 151,975 locations. Approximately 15% to 20% of that spend moves through a fragmented, underserved supply chain that legacy national distributors cannot profitably address. At management's conservative estimate, that segment represents more than $50 billion in addressable annual spend. Management believes GPOX is among the few technology-driven, compliance-oriented, weekly service DSD operators with three years of operating history, documented Unit Economics, and a proprietary technology platform specifically built for this segment.

That structural position is more than just theory. It has already been created through acquiring an underperforming footprint, absorbing three years of operational adversity, and emerging with a model, a technology stack, and a team that is now operationally independent of the individual who built them. That is not easily replicated.

14.2 THE FINANCIAL CASE

The path to cash flow positive operations runs through 1,000 active stores at approximately $1,000 per store per month. The Company currently operates approximately 500 stores at that productivity level. The Company must raise additional capital to close that gap. At 1,000 stores, the Company generates approximately $12 million in annualized revenue against a cost structure that management believes is cash flow positive at that level.

The larger case, 5,000 stores at approximately $2,000 per store per month, implies approximately $120 million in annualized revenue. Against the Company's current OTCQB market capitalization of approximately $6.36 million (approx. at the time of this Investor Memo), an investor evaluating this case is asked to assess whether management can execute a well-defined operational plan against a large, durable market opportunity, using proven unit economics, in a capital-efficient staged structure. Management believes the operating evidence supports the Company's thesis, but investors should form their own independent assessment.

> *Management believes the Company has moved beyond the concept stage. The operating proof has been built in market. The missing ingredient is capital sufficient to utilize existing infrastructure, expand category breadth, and convert regional proof into repeatable national scale.*

THE OPERATING PROOF IS ALREADY IN MARKET.

The Company's public market capitalization of approximately $6.36 million as of April 2026 reflects the public market's current pricing of the Company.

Management believes the evidence presented in this Memorandum, including the demonstrated model, the available infrastructure, the assembled team, and the $50+ billion market opportunity, supports the Company's investment thesis. Investors should conduct their own independent evaluation and consult with their legal, financial, and tax advisors before making any investment decision.

LEARN MORE ABOUT US.

If you would like to learn more, management suggests the following:

STEP 01

REVIEW PUBLIC FILINGS

Review the Company's public filings available on EDGAR at www.sec.gov, OTC Markets materials where applicable, and the Company's investor relations website.

STEP 02

SEC FILINGS

Monitor the Company's public disclosures through the channels identified in its Regulation FD policy, including SEC filings on www.sec.gov.

STEP 03

10-K + 10-Q REPORTS

Read the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in full, including the audited financial statements, going concern disclosure, liquidity and capital resources section of MD&A, notes to the financial statements, risk-related disclosures, cautionary statements, and other public disclosures.

STEP 04

INDEPENDENT RESEARCH

Engage independent legal and financial advisors to evaluate the opportunity within the context of your portfolio and risk tolerance.

GLOSSARY OF KEY TERMS.

DSD · DIRECT STORE DELIVERY
A distribution model in which the supplier or distributor delivers products directly to individual retail stores, bypassing a retailer's distribution center.

SBT · SCAN-BASED TRADING
An inventory model in which vendors retain ownership of products placed in a retailer's store until those products are scanned at the point of sale.

PRISM+
GPOX's proprietary AI-powered distribution and operations platform, developed by **GPOXLabs**. Consolidates route intelligence, inventory intelligence, and commercial intelligence.

GPOXLABS
GPOX's internal innovation and technology division. Responsible for ***PRISM+*** development and AI deployment across distribution operations.

HUB-AND-SPOKE NETWORK
GPOX's distribution infrastructure model, consisting of Regional Hubs (primary distribution centers) and Mini Hubs (spoke locations extending route coverage).

PLANOGRAM
A schematic diagram indicating where and how products should be placed on retail shelves to maximize sales performance and category visibility.

MOQ · MINIMUM ORDER QUANTITY
The minimum number of units a supplier requires a purchaser to buy per order. Legacy distributors apply MOQs uniformly regardless of store velocity.

ROUTE DENSITY
The number of productive store visits per driver per day. Higher route density lowers per-store service cost and improves driver economics.

ANNUALIZED RUN RATE
A management estimate of full-year revenue based on the most recent operating period, extrapolated forward. Distinct from audited reported revenue.

CASH FLOW POSITIVE THRESHOLD
The operating milestone at which total revenues exceed total operating costs. Management estimates this threshold at ~1,000 active stores at ~$1,000 per store per month.

OTCQB
The Venture Market tier of the OTC Markets Group, where GPOX is publicly traded under the symbol GPOX.

NACS
National Association of Convenience Stores, the primary industry association for the U.S. convenience retail channel.

CIRCANA
A market research and analytics firm providing consumer and retail data, including convenience channel insights cited in this Memorandum.

WHITE-GLOVE DSD
GPOX's service model; full-service delivery including shelf replenishment, planogram maintenance, and store-level data capture, beyond simple product drop-off.

SUPPORTING DATA TABLES.

B.1 · REVENUE PER STORE PROGRESSION

PERIOD / MILESTONE	AVG REV / STORE / MO	NOTE
Betterment Acquisition Baseline · Dec 2022	~$180	Inherited network · minimal optimization
Year 1 Post-Acquisition · ~Dec 2023	~$400 — $500	Early vendor renegotiation · product mix improvement (estimate)
Year 2 Post-Acquisition · ~Dec 2024	~$700 — $800	***PRISM+*** early deployment · category expansion (estimate)
Current · May 2026	~$1,000 ($650–$1,400)	Management estimate
Top-Performing Stores · Current	> $5,000	Less than 2% each month · demonstrates upper potential
Near-Term Target	~$1,000	Cash flow positive threshold at 1,000 stores
Intermediate Target	~$2,000	Central expansion case · 5,000 stores

B.2 · GROSS MARGIN PROGRESSION

PERIOD	GROSS MARGIN	BASIS
Betterment Acquisition Baseline · Dec 2022	~15%	Management estimate at acquisition
Fiscal Year Ended April 30, 2025	~23.85%	Audited reported gross margin
Current Blended Performance	~28%	Management estimate · reflects vendor renegotiation and product mix
Conservative Planning Margin	20%	Used in forward projections · provides downside buffer

B.3 · CONVENIENCE STORE MARKET STRUCTURE

MARKET SEGMENT	STORE COUNT	% OF TOTAL	GPOX RELEVANCE
Total U.S. Convenience Stores	151,975	100%	NACS 2026 data
Single-Store Operators	~95,745	~63%	Primary GPOX target segment
Small Chain Operators (2–49)	~est. 15–20%	15–20%	Secondary target segment
Mid-Size Chains (50–499)	~est. 10–12%	10–12%	18-chain initiative target
Large Chains (500+)	~est. 22%	~22%	Served by legacy national distributors
Stores Selling Motor Fuel	122,620	~80.7%	Daily traffic anchor for the channel

INDUSTRY FINANCIAL REFERENCE DATA.

B.4 · INDUSTRY FINANCIAL REFERENCE DATA

METRIC	FIGURE	SOURCE
Total U.S. Convenience Store Sales (2024)	**$817.5 billion**	NACS 2026
Motor Fuel Sales	**$501.9 billion**	NACS 2026
In-Store Sales	**$341.2 billion**	NACS 2026
GPOX Target Market (15% of in-store)	**~$50 billion**	Management estimate (conservative)
GPOX Target Market (20% of in-store)	**~$67 billion**	Management estimate (full TAM)
U.S. Private Label Annual Sales	**~$330 billion**	Circana
Private Label Unit Share	**~24%**	Circana
Projected Global Truck Driver Shortage (2026)	**>2.4 million**	Industry sources
Average Transactions Per Store Per Month	**45,312**	NACS 2026
Number of Stores in Texas (Largest State)	**16,504**	NACS 2026

PUBLIC DISCLOSURE REFERENCE.

C · PUBLIC DISCLOSURE REFERENCE

GPO Plus, Inc. is a publicly reporting company on the OTCQB Venture Market. The following public disclosure information is provided for investor reference.

DISCLOSURE ITEM	DETAIL
OTC Markets Ticker	**GPOX · OTCQB**
Company Legal Name	**GPO Plus, Inc.**
IPO Date	**May 5, 2020**
State of Formation	**Nevada**
Fiscal Year End	**Last Tuesday of April**
Most Recent Audited Period	**Fiscal year ended April 30, 2025**
Public Filings Available At	**otcmarkets.com · search: GPOX**
Company Website	**www.GPOPlus.com**
Headquarters	**3571 E. Sunset Road, Suite 300, Las Vegas, NV 89120**
CEO Contact	**Brett H. Pojunis · 702.840.1020**
8-K Filing Status	**To be furnished as Exhibit 99.1 to a Current Report on Form 8-K under Item 7.01**
Confidential Information	**None. Per Regulation FD, all information herein is public upon 8-K filing.**

REVENUE GROWTH. ACQUISITION TO TARGET.

D.1 · REVENUE GROWTH · ACQUISITION BASELINE TO NEAR-TERM TARGET


$15M
$12M
$9M
$6M
$3M
$0
CASH FLOW POSITIVE THRESHOLD · $12M
$1.07M
$4.74M
$6.4M
$12M
DEC 2022
Acquisition Baseline
FY 2025
Audited
APR 2026
Current Run Rate
NEAR-TERM
Target · 1,000 stores

HISTORICAL · AUDITED OR DEMONSTRATED   PROJECTED · NEAR-TERM TARGET   TREND LINE

MARGIN EXPANSION. PER-STORE PRODUCTIVITY.

D.2 · GROSS MARGIN EXPANSION · ACQUISITION TO CURRENT


30%
20%
10%
0%
15%
23.85% · AUDITED
~28%
CONSERVATIVE PLANNING FLOOR · 20%
DEC 2022
Baseline
FY 2025
Audited Anchor
APR 2026
Demonstrated Blended

D.3 · REVENUE PER STORE PER MONTH · PROGRESSION


$5K+
$3K
$2K
$1K
$0
$5,000+ · 12 TOP STORES (PROOF POINT)
$180
~$1,000
$2,000
$3,000
DEC 2022
Acquisition Baseline
CURRENT
Average
INTERMEDIATE
Target · 5,000 stores
LONG-TERM
Aspiration

MARKET STRUCTURE.

D.4 · MARKET SEGMENTATION


GPOX TARGET
15–20%
>$50B addressable
IN-STORE
SOURCING
$341.2B Total
LEGACY
80–85%
National distributors

"The $50B+ market that legacy distributors cannot serve."

HUB-AND-SPOKE NETWORK MAP.

D.5 · HUB-AND-SPOKE NETWORK MAP · PART IX · § 9.1


SOUTH DAKOTA
Rapid City, SD
WYOMING
NEBRASKA
WISCONSIN
Mineral Point, WI
IOWA
Las Vegas, NV
KANSAS
MISSOURI
Rio Rancho, NM
NEW MEXICO
OKLAHOMA
Lubbock, TX
Fort Worth, TX
TEXAS
Austin, TX

MILESTONE + CAPITAL TIMELINE.

D.6 · MILESTONE & CAPITAL DEPLOYMENT TIMELINE · 36 MONTHS


CAPITAL DEPLOYMENT & OPERATIONAL MILESTONES · MONTH 0 → MONTH 36
750 STORES
M1
1,000 STORES
CASH FLOW POSITIVE
M2
CATEGORY EXPANSION
M3
FIRST ACQUISITION
M4
2,500 STORES
M5
INITIAL $7M TRANCHE · DEPLOYMENT WINDOW
SCALE PHASE
$7M
INITIAL TRANCHE
FOLLOW-ON
CAPITAL EVENT
M0
M6
M12
M18
M24
M30
M36
MILESTONES (M1–M5)
Operational targets · stores · category · M&A
CAPITAL EVENTS
Tranche-based deployment · staged structure

DSD OPERATING CYCLE.

D.7 · DSD OPERATING CYCLE · *PRISM+* INTELLIGENCE PLATFORM


SOURCE PRODUCTS
1
2
WAREHOUSE AT HUB
3
BUILD ROUTES
4
DRIVER SERVICE VISIT
5
PLANOGRAM DOCUMENTATION
6
PURCHASE ORDER GENERATION
7
MANAGER SIGN-OFF
8
DATA CAPTURE
9
ANALYTICS
10
REPLENISHMENT OPTIMIZATION

PRISM+ INTELLIGENCE PLATFORM

GPOPlus+

OTCQB®: $GPOX

WWW.GPOPLUS.COM